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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) November 26, 1997
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                            INFOCURE CORPORATION
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              (exact name of registrant as specified in chapter)


        Delaware                            001-12799         58-2271614
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 (State or other jurisdiction              (Commission      (IRS Employer
     of Incorporation)                     File Number)    Identification No.)


2970 Clairmont Road, Suite 950, Atlanta, GA                   30329
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  (Address of principal executive office)                  (Zip code)

      Registrant's telephone number, including area code:    404-633-0046
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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                                   Contents
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                                                 Page
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Item 2:  Acquisition or Disposition of Assets..  3

Item 7:  Financial Statements and Exhibits.....  3

Signatures.....................................  5
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Item 2.   Acquisition or Disposition of Assets.

On November 26, 1997, InfoCure Corporation ("InfoCure or the "Company") acquired the assets, subject to the assumption of certain liabilities, of Professional On-Line Computer, Inc. ("POLCI"), a Michigan corporation, pursuant to the terms of an asset purchase agreement dated November 18, 1997. The transaction was effective October 1, 1997 for certain accounting purposes. POLCI is headquartered in Saginaw, Michigan and markets IBM AS/400 based practice management systems and services to hospital-affiliated physician practices, large doctor clinics, radiology practices and Management Services Organizations
(MSOs). The aggregate consideration consisted of $3,017,888 in cash, 62,677 shares of common stock having a fair market value on the date of acquisition equal to $502,980 and the assumption of liabilities totaling $575,455. An additional contingent payment of up to $750,000 will be paid on the achievement by the former POLCI operations of gross profit targets during the 24-month period commencing November 1, 1997. This payment may be made in cash, stock or a combination thereof, at the Company's option.

In addition, the Company has completed the acquisition of two other companies, neither of which represents the acquisition of a significant subsidiary. On October 17, 1997, InfoCure acquired all of the outstanding capital stock of SoftEasy, Inc. ("SoftEasy"), a Pennsylvania corporation. SoftEasy markets practice management software for podiatrists and is headquartered in Conshohocken, Pennsylvania. Pursuant to an asset purchase agreement dated November 14, 1997, InfoCure acquired the health care assets, subject to the assumption of certain liabilities, of Commercial Computers, Inc. ("CCI"), a Florida corporation. CCI markets Unix and Windows-based practice management systems to mid-size and large medical practices and clinics and is headquartered in Miami, Florida. The aggregate consideration for these two companies of approximately $1.7 was paid $400,000 in cash, 18,182 shares of the Company's Common Stock having an aggregate value of $100,001, promissory notes totaling $1.2 million and the assumption of liabilities totaling $298,995. One of the promissory notes having an initial principal balance of $603,586 (the "Convertible Note") is convertible into shares of the Company's Common Stock upon the occurrence of either (i) maturity of the Convertible Note; (ii) tender of a prepayment notice to the note holder; or (iii) the filing by the Company of a registration statement with the Commission for an underwritten public offering of the Company's capital stock. The conversion price per share under the Convertible Note will be $6.88 if the conversion occurs in the first year after closing, $7.59 if the conversion occurs in the second year after closing and $8.25 if the conversion occurs in the third year after closing. In connection with these acquisitions, the Company has agreed to pay additional purchase consideration not to exceed the sum of $450,000 based on certain post-closing performance targets.

Item 7.   Financial Statements and Exhibits.

(a)       Financial Statements of InfoCure Corporation

          Financial statements for InfoCure prepared in accordance with Regulation S-B and required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by InfoCure as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days after the filing of this Current Report on Form 8-K.

(b)       Pro Forma Financial Information

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     The pro forma financial statements of InfoCure required to be filed pursuant to this section are not available at this time. Such pro forma financial information will be filed by InfoCure as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days after the filing of this Current Report on Form 8-K.

(c)  Exhibits

The following exhibits are filed herewith:

 Exhibit Number                         Description
--------------- --------------------------------------------------------------

        2.1 Asset Purchase Agreement By and Among POLCI, POLCI Acquisition, Inc., InfoCure Corporation, James R. Hegler Revocable Living Trust, Phyllis J. Hegler Revocable Living Trust and Margery Roberts, as Personal Representative of the Estate of Edward Roberts dated November 18, 1997.

        99.1    Press Release dated December 2, 1997


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         INFOCURE CORPORATION


                                         /s/ Frederick L. Fine
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Date:  December 11, 1997                 Frederick L. Fine
                                         Chairman, President and
                                         Chief Executive Officer

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